Exhibit 4.3

THE DAYTON POWER AND LIGHT COMPANY

AND

THE BANK OF NEW YORK

(formerly Irving Trust Company)
Trustee

Fortieth Supplemental Indenture

Dated as of February 15, 1993

THE DAYTON POWER AND LIGHT COMPANY

FORTIETH SUPPLEMENTAL INDENTURE
DATED AS OF FEBRUARY 15, 1993

TABLE OF CONTENTS

Page

Parties	1
Recitals	1
Granting Clauses	6
FIRST
Real Property and Interests in Real Property	6
SECOND
Electric Generating Plants	7
THIRD
Transmission Lines	7
FOURTH
Substations and Substation Sites	7
FIFTH
Electric Distribution Systems	8
SIXTH
Liquefied Petroleum Gas Production and Storage Facilities	8
SEVENTH
Gas Distribution Systems	9
EIGHTH
Office and Departmental Buildings	9

Page

NINTH
Telephone Lines		9
TENTH
Franchises		10
ELEVENTH
Other Real Estate and Appurtenances		10
TWELFTH
Property Hereafter to Become Subject to the Lien of the First Mortgage as Amended		12
Habendum Clause		12
Subject Clause		13
Grant in Trust		13
ARTICLE ONE. BONDS OF THE 7⅞% SERIES DUE 2024 AND ISSUE THEREOF.
Sec. 1.	Series and Form of New Bonds	13
Sec. 2.	Issue of New Bonds	14
Sec. 3.	Dates, Interest, etc., of New Bonds	14
Sec. 4.	Denominations and Exchangeability of New Bonds; Temporary Bond may be Authenticated and Delivered	14
Sec. 5.	Redemption of New Bonds and Redemption Price	15

Page

ARTICLE TWO.
AMENDMENT TO FIRST MORTGAGE AS AMENDED.

Sec. 1.	Amendment to Section 5 of Article Eight	17
Sec. 2.	Modifications and Amendments .	18
ARTICLE THREE CONSENT TO AND AMENDMENT OF CERTAIN AMENDMENTS MADE BY ELEVENTH SUPPLEMENTAL INDENTURE AS AMENDED AND CONSENT TO CERTAIN AMENDMENTS MADE BY FIFTEENTH SUPPLEMENTAL INDENTURE.
Sec. 1.	Consent to Certain Amendments Made by Eleventh Supplemental Indenture	18
Sec. 2.	Amendment to Section 5 of Article One of First Mortgage as Amended	19
Sec. 3.	Consent to Amendment Made by Section 1 of Article Four of Fifteenth Supplemental Indenture	19
Sec. 4.	Consent to Amendment Made by Section 3 of Article Five of Fifteenth Supplemental Indenture	19
Sec. 5.	Further Provisions	20
ARTICLE FOUR COVENANTS OF THE COMPANY.
Sec. 1.	Confirmation of Covenants by Company in First Mortgage	21
Sec. 2.	Covenant of the Company and Legal Opinion as to Recording	21
Sec. 3.	Covenant with Respect to Application of Maintenance and Replacement Fund Moneys	21

Page ARTICLE FIVE. MISCELLANEOUS.
Sec. 1.	Authentication and Delivery of New Bonds in Advance of the Recording of Fortieth Supplemental Indenture	22
Sec. 2.	Fortieth Supplemental Indenture to Form Part of First Mortgage	22
Sec. 3.	Definitions in First Mortgage Shall Apply to Fortieth Supplemental Indenture	23
Sec. 4.	Execution in Counterparts	23
Testimonium		23
Signatures		23
Acknowledgments		24
Article Three of the Eleventh Supplemental Indenture, as Amended by Section 2 of Article Three of the Fifteenth Supplemental Indenture		Appendix A
Article Four of the Fifteenth Supplemental Indenture		Appendix B
Article Five, Sections 1, 3 and 4 of the Fifteenth Supplemental Indenture		Appendix C

FORTIETH SUPPLEMENTAL INDENTURE, dated as of February 15, 1993 between THE DAYTON POWER AND LIGHT COMPANY, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.

WHEREAS, the Company has heretofore executed and delivered to Irving Trust Company (now The Bank of New York) a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and

WHEREAS, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 3½% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and

WHEREAS, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee Thirty-Eight Supplemental Indentures numbered, dated and providing for their respective series of First Mortgage Bonds, all as set forth in the tabulation below:

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding

First	March 1, 1937	3¼% Series Due 1962	None
Second	January 1, 1940	3% Series Due 1970	None
Third	October 1, 1945	2¾% Series Due 1975	None
Fourth	January 1, 1948	3% Series Due 1978	None
Fifth	December 1, 1948	3% Series A, Due 1978	None
Sixth	February 1, 1952	3¼% Series Due 1982	None
Seventh	September 1, 1954	3% Series Due 1984	None
Eighth	November 1, 1957	5% Series Due 1987	None
Ninth	March 1, 1960	5⅛% Series Due 1990	None

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding

Tenth	June 1, 1963	4.45% Series Due 1993	$50,000,000
Eleventh	May 1, 1967	5% Series Due 1997	$40,000,000
Twelfth	June 15, 1968 Due 1998	6¾% Series Due 1998	$25,000,000
Thirteenth	October 1, 1969	8¼% Series Due 1999	None
Fourteenth	June 1, 1970	9½% Series Due 2000	None
Fifteenth	August 1, 1971	8⅛% Series Due 2001	$45,000,000
Seventeenth	November 1, 1973	8% Series Due 2001	$40,000,000
Eighteenth	October 1, 1974	10⅛% Series Due 1981	None
Nineteenth	August 1, 1975	10.70% Series Due 2005	None
Twentieth	November 15, 1976	8¾% Series Due 2006	$50,000,000
Twenty-First	April 15, 1977	6.35% Series Due 2007	$14,200,000
Twenty-Second	October 15, 1977	8½% Series Due 2007	$60,000,000
Twenty-Third	April 1, 1978	8.95% Series Due 1998	$8,030,000
Twenty-Fourth	November 1, 1978	9½% Series Due 2003	None
Twenty-Fifth	August 1, 1979	10¼% Series Due 1999	$18,000,000
Twenty-Sixth	December 1, 1979	12⅛% Series Due 2009	None
Twenty-Seventh	February 1, 1981	14 6/8% Series Due 1988	None
Twenty-Eighth	February 18, 1981	14½% Series Due 1988	None
Twenty-Ninth	September 1, 1981	17% Series Due 1991	None
Thirtieth	March 1, 1982	16¾% Due 2012	None
Thirty-First	November 1, 1982	11½% Series Due 2012-A	None
Thirty-Second	November 1, 1982	11½% Series Due 2012-B	None
Thirty-Third	December 1, 1985	9½% Series Due 2015	$110,000,000
Thirty-Fourth	April 1, 1986	9% Series Due 2016	$100,000,000

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding

Thirty-Fifth	December 1, 1986	8⅞% Series Due 2016	$125,000,000
Thirty-Sixth	August 15, 1992	6.40% Pollution Control Series 1992-A Due 2027	$32,300,000
		6.40% Pollution Control Series 1992-B Due 2027	$27,800,000
Thirty-Seventh	November 15, 1992	6.50% Pollution Control Series 1992-C Due 2022	$48,000,000
Thirty-Eighth	November 15, 1992	8.40% Series Due 2022	$225,000,000
Thirty-Ninth	January 15, 1993	8.15% Series Due 2026	$226,000,000

WHEREAS, said Eleventh Supplemental Indenture, which created the 5⅝% Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage, as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each said series of which Bonds are then outstanding; and

WHEREAS, said Fifteenth Supplemental Indenture, which created the 8⅛% Series Due 2001, provided (a) in its Article Four for an amendment to the First Mortgage, as theretofore amended, to become effective on the date on which the amendments provided for by Section 3 of Article Three of said Eleventh Supplemental Indenture shall become effective and (b) in its Article Five for certain additional amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (ii)

there shall have been executed and delivered a supplemental indenture or indentures embodying said amendments (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i), or of each said series of which Bonds are then outstanding; and

WHEREAS the First Mortgage as amended by the First through the Thirty-Ninth Supplemental Indentures is hereinafter called the First Mortgage as amended; and

WHEREAS, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional Bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional Bonds to be issued; it is provided in Article Six of the First Mortgage as amended, among other things, that if Bonds are paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation (except when canceled pursuant to certain provisions of the First Mortgage as amended), the Company may issue additional Bonds thereunder in principal amount equivalent to the principal amount of the Bonds so paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation; it is provided in Article Five of the First Mortgage as amended, among other things, that the Company may issue additional Bonds thereunder upon the basis of property additions in accordance with and subject to the conditions, provisions and limitations set forth in said Article Five; and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage as amended for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage as amended and to establish the terms and provisions of any series of Bonds other than Series Due 1960; and

WHEREAS, the Company, by resolutions duly adopted by its Board of Directors, has determined to make certain amendments hereinafter set forth in the terms and provisions of the First Mortgage as amended; and

WHEREAS, the Company, by resolutions duly adopted by its Board of Directors, has determined specifically to subject to the lien of the First Mortgage as amended certain additional properties acquired or constructed by it since the date of the Thirty-Ninth Supplemental Indenture dated as of January 15, 1993; and

WHEREAS, the Company, pursuant to resolutions duly adopted by either its Board of Directors or the Executive Committee of the Company at a meeting of said Board of Directors or said Executive Committee duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Fortieth Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds, 7⅞% Series Due 2024 (hereinafter sometimes called the New Bonds) which shall be limited to the aggregate principal amount of $220,000,000; and

WHEREAS, the New Bonds and the Trustee's certificate to be endorsed on all the New Bonds are to be respectively and substantially in the forms established hereby and approved by the aforesaid resolutions, which are substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee's certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond may appear on the back of the Bond rather than on the face, with modifications of the provisions respecting redemption and the payment of interest as permitted by Sections 1(d) and 1(f) of Article Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the New Bonds, as in the First Mortgage as amended and in this Fortieth Supplemental Indenture provided or permitted; and

WHEREAS, at said meeting of the Board of Directors or of the Executive Committee of the Company the form, terms and provisions of this Fortieth Supplemental Indenture (including the forms of the New Bonds) were duly approved, and the execution by the Company of an indenture in the form and having the terms and the provisions so approved was duly authorized and directed; and

WHEREAS, all things necessary to make the New Bonds hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a, valid and binding agreement supplemental to the First Mortgage as amended, have been done and performed;

NOW, THEREFORE, THIS INDENTURE WITNESSETH

that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Fortieth Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the New Bonds are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the New Bonds by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Fortieth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Fortieth Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the "mortgaged property" and the "mortgaged and pledged property" as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:

FIRST.

REAL PROPERTY AND INTERESTS IN REAL PROPERTY.

All and singular, all real property and interests in real property acquired by the Company between January 15, 1993, the date of the Thirty-Ninth Supplemental Indenture, and the date of this Fortieth Supplemental Indenture, and owned by the Company at the latter date.

SECOND.

ELECTRIC GENERATING PLANTS.

All electric generating plants and stations of the Company acquired by it between January 15, 1993, the date of the Thirty-Ninth Supplemental Indenture, and the date of this Fortieth Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

THIRD.

TRANSMISSION LINES.

All electric overhead and underground transmission lines of the Company acquired by it between January 15, 1993, the date of the Thirty-Ninth Supplemental Indenture, and the date of this Fortieth Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation.

FOURTH.

SUBSTATIONS AND SUBSTATION SITES.

All substations and switching stations of the Company acquired by it between January 15, 1993, the date of the Thirty-Ninth Supplemental Indenture, and the date of this Fortieth Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations.

FIFTH.

ELECTRIC DISTRIBUTION SYSTEMS.

All electric distribution systems of the Company acquired by it between January 15, 1993, the date of the Thirty-Ninth Supplemental Indenture, and the date of this Fortieth Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them, together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation.

SIXTH.

LIQUEFIED PETROLEUM GAS PRODUCTION AND STORAGE FACILITIES.

All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between January 15, 1993, the date of the Thirty-Ninth Supplemental Indenture, and the date of this Fortieth Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

SEVENTH.

GAS DISTRIBUTION SYSTEMS.

All gas distribution systems of the Company acquired or constructed by it between January 15, 1993, the date of the Thirty-Ninth Supplemental Indenture, and the date of this Fortieth Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them, together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

EIGHTH.

OFFICE AND DEPARTMENTAL BUILDINGS.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between January 15, 1993, the date of the Thirty-Ninth Supplemental indenture, and the date of this Fortieth Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service.

NINTH.

TELEPHONE LINES.

All telephone lines of the Company acquired by it between January 15, 1993, the date of the Thirty-Ninth Supplemental Indenture, and the date of this Fortieth Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

TENTH.

FRANCHISES.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between January 15, 1993, the date of the Thirty-Ninth Supplemental Indenture, and the date of this Fortieth Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Fortieth Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, immunities, privileges and rights, or any of them, and of all other franchises, grants, immunities, privileges and rights now subject to the lien of the First Mortgage as amended.

ELEVENTH.

OTHER REAL ESTATE AND APPURTENANCES.

A.           All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Fortieth Supplemental Indenture.

B.           All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.

C.           All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage as amended, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage as amended.

D.           All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage as amended, or which the Company has or may have the right to exercise in respect of any of said properties.

E. All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage as amended.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

It is not intended to include in the lien of the First Mortgage as amended and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or (2) in any case to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.

TWELFTH.

PROPERTY HEREAFTER TO BECOME SUBJECT TO THE LIEN OF THE FIRST MORTGAGE AS AMENDED.

A.           Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage: (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or (2) in any case, any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.

B.           Any and all property of every name and nature, including shares of stock, bonds and the securities or obligations which, from time to time after the execution of this Fortieth Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage as amended, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.

To HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

SUBJECT, HOWEVER, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the years 1992 and 1993 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage as amended, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;

IN TRUST NEVERTHELESS, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.

ARTICLE ONE.

BONDS OF THE 7⅞% SERIES DUE 2024 AND ISSUE THEREOF.

SECTION 1. There shall be a series of Bonds designated "7¼% Series Due 2024", each of which shall bear the descriptive title First Mortgage Bond. The aggregate principal amount of New Bonds which may be outstanding under the First Mortgage as amended and this Fortieth Supplemental Indenture shall be limited to $220,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.

The New Bonds shall be in registered form only and such Bonds and the Trustee's certificate to be endorsed on all the New Bonds shall respectively be substantially in the forms of the registered First Mortgage Bonds, 3% Series Due 1984, and the Trustee's certificate to be endorsed thereon, set forth in the recitals of the Seventh Supplemental Indenture, with the exception that certain parts of the text of the Bond may appear on the back of the Bond rather than on the face, with modifications of the provisions respecting redemption and the payment of interest as permitted by Sections 1(d) and 1(f) of Article

Two of the First Mortgage as amended, and with appropriate insertions, omissions, substitutions and variations in the provisions with respect to, among other things, the descriptive title, the interest rate, dates of issue, maturity and interest payments in order to reflect the terms and provisions of the New Bonds as in the First Mortgage as amended and in this Fortieth Supplemental Indenture provided or permitted.

SECTION 2. Upon the execution and delivery of this Fortieth Supplemental Indenture and upon delivery of $220,000,000 aggregate principal amount of New Bonds, executed by the Company, and upon compliance by the Company with the provisions of Article Five, Article Six or Article Seven or any or all of said Articles, as the case may be, of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Fortieth Supplemental Indenture, authenticate the New Bonds and deliver the New Bonds as provided in said Article Five, Article Six or Article Seven.

SECTION 3. The New Bonds shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; shall mature February 15, 2024; shall bear interest as provided in said Section 3 of Article Two at the rate of seven and seven-eighths per centum (7⅞%) per annum until paid or redeemed as hereinafter provided, payable on August 15, 1993 and thereafter semi-annually on each February 15 and August 15, to the Bondholders in whose names such New Bonds are registered at the close of business on January 31 or July 31, as the case may be, next preceding such February 15 or August 15, except that if the Company shall default in the payment of any installment of interest on any New Bonds, such interest in default shall be paid to the Bondholders in whose names the New Bonds are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the New Bonds may be listed; and shall be payable as to both principal and interest in such coin Or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

SECTION 4. The New Bonds shall be issued in denominations of $1,000 and any integral multiple of $1,000.

Whenever any New Bond or New Bonds shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a New Bond or New Bonds of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the New Bond or New Bonds so surrendered, a New Bond or New Bonds of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to receive. On presentation of any New Bond which is to be redeemed pursuant to the provisions of Section 5 of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a New Bond or New Bonds in principal amount equal to the unredeemed portion of the New Bond so presented.

The Company shall not be required to (a) register a transfer of, or exchange, any New Bond during a period of fifteen (15) days next preceding any selection of New Bonds to be redeemed or (b) register a transfer of, or exchange, any New Bond which shall have been selected for redemption in whole or in part.

A service charge will not be made for any registration of transfer or exchange of New Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

Until definitive New Bonds shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive New Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed New Bonds as provided in Section 8 of Article Two of the First Mortgage as amended. Such temporary New Bonds shall be exchangeable for definitive New Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Fortieth Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.

SECTION 5. New Bonds may be redeemed, prior to maturity, at the election of the Company, in the manner provided in Article Ten of the First Mortgage as amended, as a whole at any time, or (so long as the Company is not in default in the payment of interest on the New

Bonds) in part from time to time (i) at the principal amount thereof and accrued interest thereon to the date of redemption by the use of proceeds of released property (as hereinafter in this Section defined), and (ii) otherwise than by the use of proceeds of released property, on or after February 15, 2003, at the principal amount thereof plus accrued interest thereon to the date of redemption together with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below:

Twelve-Month Period Beginning February 15	Redemption Premium	Twelve-Month Period Beginning February 15	Redemption Premium
2003	3.765%	2009	1.707%
2004	3.422%	2010	1.364%
2005	3.079%	2011	1.021%
2006	2.736%	2012	0.678%
2007	2.393%	2013	0.335%
2008	2.050%

and without premium if redeemed on or after February 15, 2014.

Notwithstanding the provisions of the first and third sentences of Section 4 of Article Ten of the First Mortgage as amended, payment of the redemption price of a portion of any New Bond may, if the Company so agrees with the registered holder thereof (or the person for whom such registered holder is a nominee if such person has filed with the Trustee a certificate to the effect that such registered holder is such person's nominee), be made by the Trustee, or by any other paying agent with the consent of the Trustee, to such registered holder without presentation or surrender thereof to the Trustee if there shall have been filed with the Trustee a written undertaking of such registered holder, for the benefit of the Trustee and of the Company, that such registered holder (a) will promptly and prior to any transfer make notations on such New Bond of the portions thereof so redeemed and the date to which interest has been paid thereon; (b) will permit the Trustee to inspect, at any reasonable time, such notations (and, in default of such notations having been made, to make such notations); and (c) will not dispose of such New Bond or any interest thereon unless, prior to the delivery thereof, such New Bond either shall have been presented to the Trustee for appropriate notation (or confirmation of notation) thereon of the portion of the principal amount thereof which has been redeemed and the date to which interest has been paid thereon or shall have been surrendered to the Trustee in exchange for a New Bond or New Bonds aggregating the unredeemed balance of the principal amount of such New Bond. The Trustee shall not be under any duty to determine that such notations have been made. The Trustee shall not be liable or responsible to any Bondholder or to the Company or to any person for any act or omission to act on the part of the Company or any Bondholder in connection with the foregoing. The Company will indemnify and save the Trustee harmless against any liabilities resulting from any such act or omission or any action of the Trustee in accordance with this paragraph.

In connection with redemption, the term "proceeds of released property" as used in this Section shall mean cash deposited with the Trustee pursuant to the provisions of Section 6 of Article Eleven of the First Mortgage as amended and applied to the redemption of New Bonds pursuant to the provisions of Section 5 of Article Eleven of the First Mortgage as heretofore and hereby amended.

Except as in this Fortieth Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the New Bonds at any time outstanding.

ARTICLE TWO.

AMENDMENT TO FIRST MORTGAGE AS AMENDED.

SECTION 1. Section 5 of Article Eight of the First Mortgage as amended is hereby amended by amending paragraph (E) of said Section to read as follows:

"(E) So long as any Bonds of Series Due 1993 shall be outstanding (a) any such property additions used by the Company as a deduction pursuant to the provisions of subdivision (a) (5) of paragraph (B) of this Section shall be funded property, as defined in Section 5 of Article One; (b) any such property additions used by the Company as a basis for the withdrawal of any cash balance in the Maintenance and Replacement Fund upon compliance with the provisions of Section 5 of Article Eleven shall be funded property, as defined in Sec-

tion 5 of Article One; and (c) no Bonds delivered to, or purchased or redeemed by, the Trustee under any provision of this Section shall be made the basis for the authentication and delivery of Bonds (except to the extent provided in paragraph (C) of this Section), or the withdrawal of cash or the reduction of the amount of cash required to be paid to the Trustee under any provision of this Indenture or of the Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Seventeenth, Nineteenth, Twentieth, Twenty-Second, Thirty-First, Thirty-Second, Thirty-Third, Thirty-Fourth, Thirty-Fifth, Thirty-Sixth, Thirty-Seventh, Thirty-Eighth, Thirty-Ninth or Fortieth Supplemental Indentures to this Indenture. "

SECTION 2. To the extent that the foregoing amendment of the above-mentioned Section and Article of the First Mortgage as amended constitutes modifications or amendments of other Sections or Articles of the First Mortgage as amended, such other Sections and Articles of the First Mortgage as amended are hereby modified and amended accordingly.

ARTICLE THREE.

CONSENT TO AND AMENDMENT OF CERTAIN AMENDMENTS MADE BY ELEVENTH SUPPLEMENTAL INDENTURE AS AMENDED AND CONSENT TO CERTAIN AMENDMENTS MADE BY FIFTEENTH SUPPLEMENTAL INDENTURE.

SECTION 1. The Company, and the holders of any New Bonds by their acceptance and holding thereof, hereby consent and agree that each of the amendments provided for by Sections 2, 3, 4, 5 and 6 of Article Three of the Eleventh Supplemental Indenture (and, in the case of said Section 3, as amended by the Fifteenth Supplemental Indenture) shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of Series Due 1993, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 7 of said Article Three of the Eleventh Supplemental Indenture.*

Section 2. Effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in the preceding Section 1 of this Article Three) said amendments are hereby simultaneously further amended so that Subparagraph (7) of Section 5 of Article One of the First Mortgage as amended shall read:

"(7) So long as any bonds of Series Due 1997, Series Due 1998, Series Due 2001, Series Due 2003, Series Due 2006, Series Due 2007, the 8½% Series Due 2007, the 8.95% Series Due 1998, the 10¼% Series Due 1999, the 9½% Series Due 2015, the 9% Series Due 2016, the 8⅞% Series Due 2016, the 6.40% Pollution Control Series 1992-A Due 2027, the 6.40% Pollution Control Series 1992-B Due 2027, the 6.50% Pollution Control Series 1992-C Due 2022, the 8.40% Series Due 2022, the 8.15% Series Due 2026 or the 7⅞% Series Due 2024 shall be outstanding, in addition to all property additions specified in the foregoing and following subparagraphs of this Section 5, property additions, at their cost to the Company (computed as provided in Section 3 of Article Five), equal to the dollar amount of retirements, as defined in Section 4 of Article One. "

SECTION 3. The Company, and the holders of any New Bonds by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 1 of Article Four of the Fifteenth Supplemental Indenture shall become effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (as referred to in Section 1 of this Article Three).**

SECTION 4. The Company, and the holders of any New Bonds by their acceptance and holding thereof, hereby consent and agree that the amendment provided for by Section 3 of Article Five of the

_________________________

*	Such amendments, which become effective at a later date or dates, are set forth in Appendix A hereto.

**	Such amendments, which become effective at a later date, is set forth in Appendix B hereto.

Fifteenth Supplemental Indenture shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended and in any manner permitted by Section 4 of said Article Five of the Fifteenth Supplemental Indenture. *

SECTION 5. Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes of the amendments provided for in, or consented to by, this Article Three or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage as amended to accomplish the purposes of said amendments. To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate or modify specified obligations of the Company to the holders of the Bonds of a particular series and such amendment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds outstanding of said series. Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.

No consent of holders of New Bonds shall be required to effect any of the amendments provided for in, or consented to by, this Article Three.

_________________________

*	Such amendment, which becomes effective at a later date, is set forth in Appendix C hereto.

ARTICLE FOUR.

COVENANTS OF THE COMPANY.

SECTION 1. All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.

SECTION 2. Promptly after the execution and delivery of this Fortieth Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and refiling of the First Mortgage as amended and this Fortieth Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refiling of the First Mortgage as amended and this Fortieth Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.

SECTION 3. Notwithstanding any other provision of the First Mortgage, the Company will give appropriate directions to the Trustee with respect to the application of any cash balance at any time held in the Maintenance and Replacement Fund provided for in Section 5 of Article Eight of the First Mortgage as amended so that there shall not be applied to the redemption of New Bonds any portion of such balance. Nothing contained herein shall limit the right of the Company to deposit New Bonds with the Trustee in satisfaction (to the extent of the principal amount of such New Bonds so deposited) of the Company's obligation to make a deposit under said Section 5 of Article Eight.

ARTICLE FIVE.

MISCELLANEOUS.

SECTION 1. The New Bonds may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Fortieth Supplemental Indenture.

SECTION 2. The provisions of this Fortieth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of Article Two of this Fortieth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective simultaneously with and upon the initial issue of the New Bonds and the provisions of Article Three of this Fortieth Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective on the date or dates fixed as provided in said Article Three. From and after such initial issue of the New Bonds, this Fortieth Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Fortieth Supplemental Indenture, including the provisions which determine the dates on which the amendments herein made shall become effective, had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Fortieth Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Fortieth Supplemental Indenture, shall be applicable with respect to the New Bonds, except insofar as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Fortieth Supplemental Indenture in the same manner as though set out herein at length. All representations and recitals contained in this Fortieth Supplemental Indenture and in the New Bonds (save only the Trustee's certificates upon said New Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

SECTION 3. The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Fortieth Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.

SECTION 4. This Fortieth Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

IN WITNESS WHEREOF, THE DAYTON POWER AND LIGHT COMPANY has caused this instrument to be signed on its behalf by its President or a Group Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, in the City of Dayton, Ohio, and THE BANK OF NEW YORK has caused this instrument to be signed on its behalf by a Vice President or an Assistant Vice President and its corporate seal to be hereunto affixed and attested by an Assistant Treasurer, in The City of New York, New York, as of the day and year first above written.

THE DAYTON POWER AND LIGHT COMPANY

[SEAL]	By	/s/ T.M. Jenkins
Group Vice President

Attest:

/s/ J.W. Lansaw
Secretary

Signed and acknowledged in our presence by
The Dayton Power and Light Company.

/s/ Tony Tracy
Name: Tony Tracy

/s/ Caroline Muhlenkamp
Name: Caroline Muhlenkamp

THE BANK OF NEW YORK

[SEAL]	By	/s/ W.T. Cunningham
Vice President

Attest:

/s/ Marie E. Trimboli
Assistant Treasurer

Signed and acknowledged in our presence by
The Bank of New York.

/s/ Christine Amberger
Name: Christine Amberger

/s/ Lloyd A. McKenzie
Name: Lloyd A. McKenzie

STATE OF OHIO,	)	ss.:

COUNTY OF MONTGOMERY,	)

On this   18th   day of February, 1993, personally appeared before me, a Notary Public within and for said County in the State aforesaid, T.M. JENKINS, and JUDY W. LANSAW, to me known and known to me to be, respectively, a Group Vice President and the Secretary of THE DAYTON POWER AND LIGHT COMPANY, one of the corporations which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such Group Vice President and Secretary for and on behalf of said corporation and that the same is their free act and deed as such Group Vice President and Secretary, respectively, and the free and corporate act and deed of said corporation; and said T.M. JENKINS, being by me duly sworn, did depose and say: that he resides in Dayton, Ohio; that he is a Group Vice President of THE DAYTON POWER AND LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

IN WITNESS WHEREOF I have hereunto set my hand and official

seal.

[SEAL]

/s/ Timothy G. Rice
TIMOTHY G. RICE, Attorney at Law Notary Public, State of Ohio My Commission has no expiration date. Section 147.03 O.R.O.

STATE OF NEW YORK,	)	ss.:

COUNTY OF NEW YORK,	)

On this   18th   day of February, 1993, personally appeared before me, a Notary Public within and for said County in the State aforesaid, W.T. CUNNINGHAM and MARIE E. TRIMBOLI to me known and known to me to be, respectively, a Vice President and an Assistant Treasurer of THE BANK OF NEW YORK, one of the corporations which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such Vice President and Assistant Treasurer for and on behalf of said corporation and that the same is their free act and deed as such Vice President and Assistant Treasurer, respectively, and the free and corporate act and deed of said corporation; and said W.T. Cunningham being by me duly sworn, did depose and say: that he resides in Denville, New Jersey; that he is a Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of such corporation; and that he signed his name thereto by like order.

IN WITNESS WHEREOF I have hereunto set my hand and official.

[SEAL]

/s/ Robert Schneck
ROBERT SCHNECK Notary Public, State of New York No. 4746935 Qualified in Nassau County Certificate filed in New York County Commission Expires May 31, 1993

This instrument prepared by

/s/ Timothy G. Rice, Esq.
Timothy G. Rice, Esq. Attorney-at-Law The Dayton Power and Light Company 1065 Woodman Drive Dayton, Ohio 45432

APPENDIX A

ARTICLE THREE OF THE ELEVENTH
SUPPLEMENTAL INDENTURE, AS
AMENDED BY SECTION 2 OF ARTICLE THREE OF
THE FIFTEENTH SUPPLEMENTAL INDENTURE

ARTICLE THREE.

AMENDMENTS TO FIRST MORTGAGE AS AMENDED TO
BECOME EFFECTIVE AT A LATER DATE OR DATES.

SECTION 1. Each of the amendments provided for by the following Sections 2, 3, 4, 5 and 6 of this Article Three shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984 or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article EIGHTEEN of the First Mortgage as amended; provided that no consent of the holders of the Bonds of Series Due 1997 shall be required to effect said amendments.

SECTION 2. Effective on a date fixed as provided in Section 1 of this Article Three, the following Clauses in the Granting Clauses of the First Mortgage and of each Supplemental Indenture which has Granting Clauses similarly entitled, "Other Real Estate and Appurtenances" and "Property Hereafter To Become Subject To The Lien of This Indenture" are hereby amended as follows:

(a) The final phrase of the last paragraph of the Clause entitled "Other Real Estate and Appurtenances" which heretofore provided as follows:

"or (2) in any case to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien hereof. "

is amended to read as follows:

"or (2) in any case, to any cars, trucks or other vehicles of any nature for the transportation of personnel, materials or equipment by any means which may have been acquired after the effective date of the amendment to this Clause made by or pursuant to the provisions of the Eleventh Supplemental Indenture, or to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien hereof."

(b)           The final phrase of paragraph A of the Clause entitled "Property Hereafter To Become Subject To The Lien of This Indenture" which heretofore provided as follows:

"or (2) in any case, any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien hereof.

is amended to read as follows:

"or (2) in any case, any cars, trucks or other vehicles of any nature for the transportation of personnel, materials or equipment by any means, or any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien hereof."

(c)           Paragraph B of the Clause entitled "Property Hereafter To Become Subject To The Lien of This Indenture" is amended to read as follows:

"B. Any and all property of every name and nature, including shares of stock, bonds, other securities or obligations and cars, trucks or other vehicles for the transportation of personnel, materials or equipment by any means, which from time to time after the execution of this Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times, as and for additional security, and also when and as hereinafter provided as and for substituted security, for the payment of the

Bonds to be issued hereunder, and to hold and apply any and all such property subject to the terms hereof."

SECTION 3. Effective on a date fixed as provided in Section 1 of this Article Three, the Maintenance and Replacement Fund, provided for in Section 5 of Article Eight of the First Mortgage as amended, shall be discontinued. On that date the obligation of the Company to make payments to the Trustee as a Maintenance and Replacement Fund shall be terminated and all property which shall have theretofore become funded property by being used as a deduction under Section 5 of Article Eight of the First Mortgage as amended shall no longer be funded property except an amount of such funded property equal to the amount of retirements, as defined in Section 4 of Article One of the First Mortgage. In order to effect this result and to change the definition of funded property to include property additions equal to retirements rather than equal to deductions under the Maintenance and Replacement Fund, the following amendments shall become effective on a date fixed as provided in Section 1 of this Article Three:

(a)           Section 5 of Article Eight of the First Mortgage as amended is hereby deleted;

(b)           Subparagraph (7) of Section 5 of Article One of the First Mortgage as amended is hereby amended so as to read:

"(7) So long as any bonds of Series Due 1997, Series Due 1998, Series Due 1999, Series Due 2000 or Series Due 2001 shall be outstanding, in addition to all property additions specified in the foregoing and following subparagraphs of this Section 5, property additions, at their cost to the Company (computed as provided in Section 3 of Article Five), equal to the dollar amount of retirements, as defined in Section 4 of Article One."

(c)           Section 3 of Article Five of the First Mortgage as amended is hereby amended so as to read:

"SECTION 3. Bonds of any one or more series shall be authenticated and delivered under the provisions of this Article Five upon the basis of property additions, as defined in Section 4 of Article One, which are not then funded property, as defined in Section 5 of Article One, in a principal amount not exceeding 60 per centum (60%) of the cost or the then fair value thereof to the Company, whichever shall be less. The cost of any such property additions shall be deemed to be the sum of (1) any cash forming a part of such cost, (2) an amount equivalent to the fair market value in cash of any securities issued or delivered in payment therefor or for the acquisition thereof as of the date of such issue or delivery, and (3) the principal amount of any prior lien bonds outstanding against such property additions at the time of their acquisition unless the engineer's certificate, hereinafter in subdivision (3) of Section 6 of this Article Five provided for, shall show that other property additions subject to the lien securing such prior lien bonds are then funded property as defmed in Section 5 of Article One. The fair value to the Company of any such property additions shall be deemed to be the fair value thereof to the Company as of the time when such fair value is being determined, such fair value to be determined as if such property additions were free of prior liens, if any. The amount of funded property, the amount of the cost of any property additions and the then fair value thereof to the Company and the amount of retirements shall be determined for the purpose of this Section by the appropriate certificates provided for in Section 6 of this Article Five."

(d)           Subparagraph (c) of subdivision (3) of Section 6 of Article Five is hereby amended to read as follows:

"(c) stating that such property additions are desirable for use in the proper conduct of the Company's business, that such property additions do not consist in whole or in part of funded property as defined in Section 5 of Article One and that funded property includes, as of the date of the certificate, property additions having a cost to the Company equal to the dollar amount stated in said certificate of retirements made by the Company as defmed in Section 4 of Article One to a date not more than 30 days prior to the date of the certificate. "

(e)           Subdivision (9) of Section 6 of Article Five is hereby deleted.

Effective on a date fixed as provided in Section 1 of this Article Three, the Company and the Trustee shall enter into a supplemental identure which shall by amendment delete such references, adjust such enumeration of sections and paragraphs and make such changes in the First Mortgage as amended necessary to make it consistent with the amendments provided for in this Section 3.

SECTION 4. Effective on a date fixed as provided in Section 1 of this Article Three, Section 7 of Article Eight of the First Mortgage as amended is hereby amended by amending clause (a) of the first sentence thereof to read as follows:

". . . (a) by reputable fire insurance companies, any loss to be made payable to the Trustee, as its interest may appear, or to the trustee or other holder of any mortgage or other lien constituting a prior lien or a lien prior hereto, if required by the terms thereof, except any loss as to materials and supplies and except any loss less than one million dollars ($1,000,000), . . . .”

SECTION 5. Effective on a date fixed as provided in Section 1 of this Article Three, Section 3 of Article Eleven of the First Mortgage as amended is hereby amended by amending the first sentence of the third full paragraph of said Section to read as follows:

"In case the release of property is based upon property additions, the Trustee shall also be furnished with such certificates and opinions with respect to such property additions and such instruments and other papers as would be necessary to entitle the Company under the provisions of Section 6 of Article Five hereof to the authentication and delivery of Bonds upon the basis of such property additions, exclusive of the resolution, net earnings certificate and Treasurer's certificate required by subdivisions (1), (6) and (9) of said Section 6 and such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization of the issuance of Bonds of the Company by governmental authorities and by the Company."

SECTION 6. Effective on a date fixed as provided in Section 1 of this Article Three, Section 5 of Article Eleven of the First Mortgage as amended is hereby amended by amending that part of the first sentence of the second paragraph thereof which precedes clause (b) to read as follows:

“Such moneys shall from time to time be paid out or used or applied by the Trustee as aforesaid upon the written order of the Company, signed by its President or a Vice-President, and (a) with respect to any payment under subdivision (1) above, upon receipt by the Trustee of such certificates, opinions, instruments and other papers with respect to such property additions as would be necessary under the provisions of Section 6 of Article Five hereof to entitle the Company to the authentication and delivery of Bonds upon the basis thereof, exclusive of the resolution, net earnings certificate and Treasurer's certificate required by subdivisions (1), (6) and (9) of said Section 6 and of such parts of the opinion described in subdivision (7) of said Section 6 as relate solely to the authorization of the issuance of Bonds of the Company by governmental authorities and by The Company; or . . ."

SECTION 7. Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes of the amendments provided for by this Article Three or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage to accomplish the purposes of said amendments. To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate Jr modify specified obligations of the Company to the holders of the bonds of a particular series and such amendment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the bonds outstanding of said series. Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.

No consent of Bonds of Series Due 1997 shall be required to effect any of the amendments provided for in, or permitted by, this Article Three.

APPENDIX B

ARTICLE FOUR OF THE
FIFTEENTH SUPPLEMENTAL INDENTURE

ARTICLE FOUR.

Amendment To First Mortgage As Amended To Become
Effective At The Time The Amendments Made By The
Eleventh Supplemental Indenture Become Effective.

SECTION 1. Effective on the date on which there shall become effective the amendments provided for by Section 3 of Article Three of the Eleventh Supplemental Indenture (referred to in Section 1 of Article Three hereof), the First Mortgage as amended shall be further amended by changing the definition of "retirements" contained in Section 4 of Article One so that the remainder of the sentence after the words "Section 7 of Article Eight" will read as follows: "or Section 2, 3 or 6 of Article Eleven."

APPENDIX C

ARTICLE FIVE, SECTIONS 1, 3 AND 4 OF THE
FIFTEENTH SUPPLEMENTAL INDENTURE

ARTICLE FIVE.

AMENDMENTS TO FIRST MORTGAGE AS AMENDED TO
BECOME EFFECTIVE AT A LATER. DATE.

SECTION 1. Each of the amendments provided for by the following Sections 2 and 3 of this Article Five shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each of said series of which Bonds are then outstanding, all in conformity with the provisions of Article Eighteen of the First Mortgage as amended; provided that no consent of the holders of the Bonds of Series Due 2001 shall be required to effect said amendments.

SECTION 3. Effective on a date fixed as provided in Section 1 of this Article Five, Subparagraph (1) of Section 2 of Article Eleven of the First Mortgage as amended is hereby amended by inserting after the words "or other similar property" the following:

", or any nuclear fuel materials, assemblies or components, ".

SECTION 4. Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes of the amendments provided for by this Article Five or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage to accomplish the purposes of said amendments. To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate or modify specified obligations of the Company to the holders of the Bonds of a particular series and such amendment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds outstanding of said series. Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.

No consent of Bonds of Series Due 2001 shall be required to effect any of the amendments provided for in, or permitted by, this Article Five.